EXHIBIT 99.2


                          NOTICE OF GUARANTEED DELIVERY

                                       FOR

                                OFFER TO EXCHANGE
                8.50% SENIOR SUBORDINATED EXCHANGE NOTES DUE 2007
                           FOR ANY AND ALL OUTSTANDING
                    8.50% SENIOR SUBORDINATED NOTES DUE 2007

                                       AND


             8.875% SENIOR SUBORDINATED EXCHANGE DEBENTURES DUE 2027

                           FOR ANY AND ALL OUTSTANDING

                 8.875% SENIOR SUBORDINATED DEBENTURES DUE 2027


                                       OF

                               THE AES CORPORATION


     Registered holders of outstanding 8.50% Senior Subordinated Notes due 2007 (the "Old 8.50% Notes") who wish to tender their Old 8.50% Notes in exchange for a like principal amount of 8.50% Senior Subordinated Exchange Notes due 2007 (the "New 8.50% Notes") and registered holders of outstanding 8.875% Senior Subordinated Debentures due 2027 (the "Old 8.875% Debentures" and, together with the Old 8.50% Notes, the "Old Notes") who wish to tender their Old 8.875% Debentures in exchange for a like principal amount of 8.875% Senior Subordinated Exchange Debentures due 2027 (the "New 8.875% Debentures" and, together with the New 8.50% Notes, the "New Notes") and, in each case, whose Old Notes are not immediately available or who cannot deliver their Old Notes and Letter of Transmittal (and any other documents required by the Letter of Transmittal) to The First National Bank of Chicago (the "Exchange Agent") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mail to the Exchange Agent. See "The Exchange Offer - Guaranteed Delivery Procedures" in the Prospectus.

                 The Exchange Agent for the Exchange Offer is:

                       THE FIRST NATIONAL BANK OF CHICAGO

           By Mail:                         Facsimile Transmissions:         By Hand or Overnight Delivery:

  (Registered or Certified Mail          (Eligible Institutions Only)     The First National Bank of Chicago
         Recommended)                          (212) 240-8938                  c/o First Chicago Trust
The First National Bank of Chicago                                               Company of New York
     c/o First Chicago Trust                                                     14 Wall Street
       Company of New York                 To Confirm by Telephone               8th Floor, Window 2
       8th Floor, Window 2                 or for Information Call:           New York, New York 10005
    New York, New York 10005                   (212) 240-8801

     Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.

                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY

                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the Old Notes, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.


Name of Firm:
              -----------------------------     --------------------------------
                                                    (Authorized Signature)

Address:                                    Title:
        ----------------------------------        ------------------------------

------------------------------------------  Name:
                                (Zip Code)        ------------------------------
                                                      (Please type or print)
Area Code and Telephone Number:             Date:

------------------------------------------         -----------------------------

             NOTE: DO NOT SEND NOTES WITH THIS NOTICE OF GUARANTEED
               DELIVERY. NOTES SHOULD BE SENT WITH YOUR LETTER OF
                                  TRANSMITTAL.